Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. Announces GAAP Restatement
●	Corrections would increase 2013 net income by estimated $15 to $20 million and decrease 2Q14 net income by estimated $10 to $15 million
●	2014 10-K containing restatement expected to be filed by March 31, 2015

Hartford, Conn., Feb. 6, 2015 – The Phoenix Companies, Inc. (NYSE: PNX) today announced it will restate prior period financial statements filed with the Securities and Exchange Commission (“SEC”)  for the quarter and year ended December 31, 2013 and the quarter ended June 30, 2014 due to the identification of errors determined to be material. In addition, as required, the company will revise other periods that are not expected to contain material errors.

“We recognize the importance of having current financial information available in the marketplace and are confident we can make the necessary corrections and file our 2014 Annual Report by March 31, 2015,” said James D. Wehr, president and chief executive officer. “While we are still addressing our previously reported material weaknesses, we have made progress over the last two years in strengthening our people, processes and technology that will help us complete this restatement quickly.”

For the quarter and year ended December 31, 2013, the restatement will correct certain errors relating to the annual actuarial assumption review for 2013. This annual review and reset of actuarial assumptions originally resulted in a $108.1 million benefit (the “2013 unlock”), driven primarily by improved mortality assumptions. The corrected 2013 unlock benefit is approximately $19 million greater than the previously reported benefit.  Taken together with taxes and other adjustments, the correction would increase fourth quarter and full year 2013 net income by an estimated $15 to $20 million.

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The Phoenix Companies, Inc. … 2

For the quarter ended June 30, 2014, the restatement will correct $6.2 million of previously recorded and disclosed out-of-period adjustments as well as recently discovered immaterial errors. When aggregated, these items have been determined to be material, and the correction would decrease second quarter 2014 net income by an estimated $10 to $15 million.

As required by applicable GAAP accounting standards, the company will adjust the financial statements for the full year 2012, all periods in 2013 and the first three quarters of 2014 for all known errors, some of which were already recorded and disclosed in prior SEC reports as out-of-period adjustments. The company has not identified any material errors in the financial statements for the full year 2012, the first three quarters of 2013, or the first or third quarters of 2014.

ADDITIONAL INFORMATION

The company intends to include restated financial statements for prior periods in its Annual Report on Form 10-K for the year ended December 31, 2014 (“2014 Form 10-K”), which is expected to be filed with the SEC by March 31, 2015, within the extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

The errors corrected by the restatement are not expected to have a material impact on the statutory financial statements of the company’s insurance company subsidiaries that are filed with the state insurance regulators or the subsidiaries’ risk-based capital computations for any of the periods noted.

Phoenix Life Insurance Company (PLIC), the principal operating subsidiary of The Phoenix Companies, Inc., is domiciled in New York and files quarterly and annual statutory financial statements with the New York Department of Financial Services (NYDFS). The company expects that PLIC will file its annual 2014 statutory financial statements with the NYDFS on Feb. 27, 2015. Phoenix also expects to report its fourth quarter 2014 operating metrics along with PLIC’s statutory results in a news release on that same day.

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The Phoenix Companies, Inc. … 3

On April 1, 2014, the company filed its Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 Form 10-K”) containing a restatement of previously issued audited financial statements from 2012, 2011 and 2010 and identifying multiple material weaknesses regarding its disclosure controls and procedures and internal control over financial reporting. Management believes that the errors identified in the fourth quarter and full year 2013 and in the second quarter 2014 financial statements are in areas of internal control previously identified and disclosed in the 2013 Form 10-K as containing material weaknesses and that they are not expected to result in a new material weakness. However, the company may identify other material weaknesses in internal control over financial reporting prior to filing its 2014 Form 10-K. Further, the previously reported material weaknesses contributed to misstatements of prior period financial statements and disclosures and could result in additional errors that could lead to a material misstatement of the company’s financial statements.

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc., offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. PHL Variable Insurance Company has its statutory home office in Hartford, Connecticut, and files annual and other periodic reports under the Securities Exchange Act of 1934. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatements and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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